COMPUTATION OF NET LOSS PER SHARE

                                                        For the Three Months
                                                         Ended September 30
                                                    ----------------------------
                                                       1999            1998
                                                    -----------     -----------
Net loss                                            $(1,016,378)    $  (962,106)
Preferred stock 8% premium                               (8,158)        (99,577)
                                                    -----------     -----------
Net loss applicable to common shareholders          $(1,024,536)    $(1,061,683)
                                                    -----------     -----------

Weighted average common shares outstanding            5,222,931       3,466,062
                                                    ===========     ===========
Basic and Diluted net loss per common share         $      (.20)    $      (.31)
                                                    ===========     ===========